Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2013 First Quarter Results

2013 First Quarter Dividend of $0.28 per Class A Share

NEW YORK, May 2, 2013 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP Net Income(1) of $26.1 million, or $0.17 per basic and diluted Class A Share, for the first quarter ended March 31, 2013. The Company also declared a $0.28 per share cash dividend on its Class A Shares for the 2013 first quarter.

Summary Highlights

•

Distributable Earnings of $136.9 million, or $0.29 per Adjusted Class A Share, for the 2013 first quarter, 139% higher than $57.3 million, or $0.13 per Adjusted Class A Share, for the 2012 first quarter.

•

Revenues included $101.3 million of incentive income on an Economic Income basis for the 2013 first quarter. This amount reflected crystallizations on certain credit assets due to the restructuring of terms and expansion of a relationship with an existing investor, as well as on certain longer-term, multi-strategy assets under management.

•

Estimated assets under management of $35.6 billion as of May 1, 2013, which reflected cumulative performance-related appreciation of $1.8 billion and capital net inflows of approximately $1.2 billion from December 31, 2012.

•	Estimated year-to-date net returns through April 30, 2013 of the OZ Master Fund of 5.4%, the OZ Europe Master Fund of 3.5% and the OZ Asia Master Fund of 10.7%.

“The year-to-date performance of our funds through April 30th was strong,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “As we begin our 19th year in business, we remain intensely focused on delivering consistent, positive, absolute returns with low volatility to our fund investors. We continued to allocate capital opportunistically across our strategies and geographies, which was central to the returns that we have generated this year. Our performance reflected the value of the flexibility that our multi-strategy approach and international capabilities provide. These attributes enabled us to respond quickly as market conditions changed, and to capitalize on investment opportunities globally. We continue to believe the current environment plays to the strengths of our investment approach.

(1)	References to the Company’s GAAP Net Income (Loss) throughout this press release refer to the Company’s GAAP Net Income (Loss) Allocated to Class A Shareholders.

“Institutional investors remain focused on allocating capital to alternative asset managers who can provide access to various investment strategies and platforms, and have proven performance metrics. Our year-to-date net inflows reflected an ongoing level of strong interest in our credit products. Our dialog with investors remains very active about both our multi-strategy and credit platforms. Our assets under management from pension funds increased, and we believe that our inflows from this source will continue to grow.”

GAAP NET INCOME (LOSS) ALLOCATED TO CLASS A SHAREHOLDERS

For the 2013 first quarter, Och-Ziff reported GAAP Net Income of $26.1 million, or $0.17 per basic and diluted Class A Share, compared to a GAAP Net Loss of $122.7 million, or $0.87 per basic and diluted Class A Share, for the 2012 first quarter.

The year-over-year improvement in the Company’s GAAP results was driven by higher incentive income, reflecting crystallizations on certain credit assets due to the restructuring of terms and expansion of a relationship with an existing investor, as well as on a portion of the Company’s longer-term, multi-strategy assets under management. Also contributing to the improvement in the Company’s GAAP results were lower non-cash expenses associated with the Company’s reorganization (“reorganization expenses”). These reorganization expenses resulted from the Company’s initial public offering (“IPO”) in November 2007, as further discussed below.

The Company’s GAAP results in the 2013 first quarter were impacted by reorganization expenses of $4.0 million, compared to $398.4 million in the prior-year period. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) that were issued to the Company’s pre-IPO limited partners in exchange for their pre-IPO interests in those subsidiaries. The primary driver of the year-over-year decline in these expenses was the completion of the vesting of the majority of the Group A Units in November 2012. These Units generally vested annually over the five-year period from the time of the Company’s IPO through November 2012. The amortization of these expenses resulted in a GAAP Net Loss on an annual basis through the end of 2012. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Additionally, the Company’s GAAP results in the 2013 first quarter were impacted by non-cash expenses of $22.7 million for the amortization of equity-based compensation. These expenses primarily relate to Class A Restricted Share Units (“RSUs”) granted to employees and executive managing directors, as well as Group A Units granted to executive managing directors subsequent to the IPO. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2013 first quarter were $136.9 million, or $0.29 per Adjusted Class A Share, 139% higher than $57.3 million, or $0.13 per Adjusted Class A Share, for the 2012 first quarter.

The year-over-year increase in Distributable Earnings was primarily due to higher incentive income, reflecting crystallizations on certain of the Company’s credit assets due to the restructuring of terms and expansion of a relationship with an existing investor, as well as on a portion of its longer-term, multi-strategy assets under management. The increase in Distributable Earnings was also due to higher management fees, primarily resulting from growth in assets under management year-over-year. Partially offsetting these increases were higher compensation and benefit expenses, non-compensation expenses and Adjusted Income Taxes.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income (Loss) for the periods discussed above, please see Exhibit 2 that accompanies this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $35.0 billion as of March 31, 2013, $2.4 billion, or 7%, higher than $32.6 billion as of December 31, 2012, and $4.9 billion, or 16%, higher than $30.1 billion as of March 31, 2012.

Assets under management by fund:

				% Change (1)
(dollars in billions)	March 31, 2013	December 31, 2012	March 31, 2012	Mar. 2013 vs. Dec. 2012	Mar. 2013 vs. Mar. 2012
Multi-strategy funds
OZ Master Fund	$22.2	$21.8	$20.9	2%	6%
OZ Europe Master Fund	1.9	2.0	2.2	-5%	-16%
OZ Asia Master Fund	1.2	1.4	1.7	-17%	-32%
Other multi-strategy funds	3.1	2.7	2.4	13%	25%
Credit funds	3.7	2.4	1.4	53%	165%
CLOs	1.6	1.0	—	61%	NM
Real estate funds	0.9	0.9	0.9	-2%	-4%
Other	0.4	0.4	0.6	23%	18%

Total	$35.0	$32.6	$30.1	7%	16%

(1)	Rounding differences may occur.

Estimated assets under management were $35.6 billion as of May 1, 2013, which reflected estimated cumulative performance-related appreciation of $1.8 billion and capital net inflows of approximately $1.2 billion from December 31, 2012.

INVESTMENT PERFORMANCE

For the 2013 first quarter, performance was driven primarily by the funds’ credit-related strategies in the U.S. and Europe, and long/short equity special situations globally.

Net returns by fund(1):

	2013
	January	February	March	1Q
OZ Master Fund	2.37%	0.41%	1.18%	4.00%
OZ Europe Master Fund	3.41%	0.29%	0.14%	3.86%
OZ Asia Master Fund	3.64%	0.31%	1.56%	5.58%

(1)	Please see important disclosures on Exhibit 5 that accompanies this press release.

ECONOMIC INCOME (NON-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2013 first quarter were $228.6 million, up 91% from $119.5 million for the 2012 first quarter. Management fees were $126.4 million, 7% higher than management fees of $117.9 million for the prior-year period. Incentive income was $101.3 million, compared to $1.2 million for the prior-year period.

The year-over-year increase in Economic Income revenues was primarily due to higher incentive income, reflecting crystallizations on certain of the Company’s credit assets due to the restructuring of terms and expansion of a relationship with an existing investor, as well as on a portion of its longer-term, multi-strategy assets under management. The increase also resulted from higher management fees due to the year-over-year increase in assets under management.

The average management fee rate was 1.56% for the 2013 first quarter, a decline from 1.67% for the 2012 first quarter due primarily to an increase in assets under management in the Company’s dedicated credit platforms and CLOs, which earn lower management fees as is reflective of the market for these products.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2013 first quarter totaled $23.5 million, up 13% from compensation and benefits of $20.7 million for the 2012 first quarter. Salaries and benefits for the 2013 first quarter totaled $21.4 million, 11% higher than salaries and benefits of $19.3 million in the prior-year period.

The year-over-year increase in compensation and benefits for both periods was primarily driven by higher salaries and benefits, due in part to an increase in the Company’s worldwide headcount.

The ratio of salaries and benefits to management fees was 17% in the 2013 first quarter, compared to 16% in the 2012 first quarter. The increase was due primarily to salaries and benefits increasing at a faster rate than management fees.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2013 first quarter totaled $30.7 million, up 36% from non-compensation expenses of $22.5 million for the 2012 first quarter. The increase in non-compensation expenses was driven primarily by higher professional services expenses.

The ratio of non-compensation expenses to management fees was 24% for the 2013 first quarter, compared to 19% for the 2012 first quarter. The increase was due primarily to non-compensation expenses increasing at a faster rate than management fees.

Economic Income (Non-GAAP)

Economic Income for the 2013 first quarter was $174.2 million, up 130% from Economic Income of $75.9 million in the 2012 first quarter. The increase was principally driven by higher incentive income and management fees, partially offset by increases in compensation and benefit expenses and non-compensation expenses.

CAPITAL

As of March 31, 2013, the number of Class A Shares outstanding was 149,927,143. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (collectively, “Partner Units”) and RSUs outstanding during the period have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the quarter ended March 31, 2013, the total weighted-average Adjusted Class A Shares outstanding were 474,536,017.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2013 first-quarter dividend of $0.28 per Class A Share. The dividend is payable on May 20, 2013 to holders of record as of the close of business on May 13, 2013.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.25 of the 2013 first-quarter dividend will be treated as U.S. source dividend income and $0.01 will be treated as U.S. source interest income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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The Company will host a conference call today, May 2, 2013, at 8:30 a.m. Eastern Time to discuss its 2013 first-quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4213 (callers inside the U.S.) or +1-617-213-4865 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 34686971. A simultaneous webcast of the call will be available to the public on a listen-only basis on the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 11829486, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

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Non-GAAP Financial Measures

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy funds, credit funds, CLOs and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income (Loss) or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 and 3 that accompany this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance are recognized on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income (loss) allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs, including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.

Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors and the Ziffs with respect to their Partner Units.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 28, 2013. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Beijing and Mumbai. Och-Ziff provides asset management services to institutional investors globally through its multi-strategy funds, credit funds, CLOs, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of May 1, 2013, Och-Ziff had approximately $35.6 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues
Management fees	$130,410	$122,082
Incentive income	100,160	1,221
Other revenues	961	364
Income of consolidated Och-Ziff funds	38,839	17,257

Total Revenues	270,370	140,924

Expenses
Compensation and benefits	51,415	40,870
Reorganization expenses	4,021	398,416
Interest expense	1,730	1,243
General, administrative and other	37,882	28,948
Expenses of consolidated Och-Ziff funds	3,915	2,112

Total Expenses	98,963	471,589

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	305	94
Change in deferred income of consolidated Och-Ziff funds	(20,658)	(15,372)
Net gains of consolidated Och-Ziff funds	103,126	76,412

Total Other Income	82,773	61,134

Income (Loss) before Income Taxes	254,180	(269,531)
Income taxes	22,392	14,404

Consolidated Net Income (Loss)	231,788	(283,935)

Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	—	37

Total Comprehensive Income (Loss)	$231,788	$(283,898)

Allocation of Consolidated Net Income (Loss)
Class A Shareholders	$26,069	$(122,744)
Noncontrolling interests	205,719	(161,191)

	$231,788	$(283,935)

Allocation of Total Comprehensive Income (Loss)
Class A Shareholders	$26,069	$(122,732)
Noncontrolling interests	205,719	(161,166)

	$231,788	$(283,898)

Net Income (Loss) Per Class A Share
Basic	$0.17	$(0.87)

Diluted	$0.17	$(0.87)

Weighted-Average Class A Shares Outstanding
Basic	150,646,754	140,894,185

Diluted	151,625,895	140,894,185

EXHIBIT 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$24,747	$1,322	$26,069	$(123,196)	$452	$(122,744)
Net income (loss) allocated to the Och-Ziff Operating Group A Units	92,082	—	92,082	(236,408)	—	(236,408)
Equity-based compensation	22,718	—	22,718	17,788	20	17,808
Income taxes	22,392	—	22,392	14,404	—	14,404
Allocations to Och-Ziff Operating Group D Units	4,200	—	4,200	1,064	—	1,064
Reorganization expenses	4,021	—	4,021	398,416	—	398,416
Depreciation and amortization	2,135	185	2,320	2,171	187	2,358
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	1,003	—	1,003	1,280	—	1,280
Other	(63)	(527)	(590)	(118)	(166)	(284)

Economic Income—Non-GAAP	$173,235	$980	174,215	$75,401	$493	75,894

Adjusted Income Taxes—Non-GAAP(1)			(37,295)			(18,623)

Distributable Earnings—Non-GAAP			$136,920			$57,271

Weighted-Average Class A Shares Outstanding			150,646,754			140,894,185
Weighted-Average Partner Units			313,117,025			304,810,448
Weighted-Average Class A Restricted Share Units (RSUs)			10,772,238			7,573,010

Weighted-Average Adjusted Class A Shares			474,536,017			453,277,643

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.29			$0.13

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$127,533	$2,877	$130,410	$119,695	$2,387	$122,082
Adjustment to management fees(1)	(4,018)	—	(4,018)	(4,202)	—	(4,202)

Management Fees—Economic Income Basis—Non-GAAP	123,515	2,877	126,392	115,493	2,387	117,880

Incentive income—GAAP	100,160	—	100,160	1,221	—	1,221
Adjustment to incentive income(2)	1,114	—	1,114	—	—	—

Incentive Income—Economic Income Basis—Non-GAAP	101,274	—	101,274	1,221	—	1,221

Other revenues(3)	957	4	961	264	100	364

Total Revenues—Economic Income Basis—Non-GAAP	$225,746	$2,881	$228,627	$116,978	$2,487	$119,465

Compensation and benefits—GAAP	$50,353	$1,062	$51,415	$39,874	$996	$40,870
Adjustment to compensation and benefits(4)	(27,920)	—	(27,920)	(20,131)	(20)	(20,151)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$22,433	$1,062	$23,495	$19,743	$976	$20,719

Interest expense and general, administrative and other expenses—GAAP	$39,016	$596	$39,612	$29,453	$738	$30,191
Adjustment to interest expense and general, administrative and other expenses(5)	(8,696)	(185)	(8,881)	(7,457)	(187)	(7,644)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$30,320	$411	$30,731	$21,996	$551	$22,547

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$305	$—	$305	$205	$(111)	$94
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(70)	—	(70)	(43)	—	(43)

Net Gains (Losses) on Joint Ventures—GAAP(7)	$235	$—	$235	$162	$(111)	$51

Net income (loss) allocated to noncontrolling interests—GAAP	$135,887	$69,832	$205,719	$(214,891)	$53,700	$(161,191)
Adjustment to net income (loss) allocated to noncontrolling interests(8)	(135,894)	(69,404)	(205,298)	214,891	(53,344)	161,547

Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(7)	$428	$421	$—	$356	$356

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	Other revenues is presented on a GAAP basis, accordingly no adjustment to or reconciliation of this item is presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Further, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award. Allocations to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the net gains on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2011	2010
Total Assets Under Management(1)
Beginning of period balance	$32,604	$28,766	$27,935	$23,080
Net flows	1,091	480	1,116	2,693
Appreciation (depreciation)(2)	1,297	3,358	(285)	2,162

End of Period Balance	$34,992	$32,604	$28,766	$27,935

Assets Under Management by Fund(1)
OZ Master Fund	$22,204	$21,780	$20,198	$19,625
OZ Europe Master Fund	1,865	1,961	2,272	2,958
OZ Asia Master Fund	1,162	1,394	1,620	1,535

Net Returns(3)
OZ Master Fund	4.0%	11.6%	-0.5%	8.5%
OZ Europe Master Fund	3.9%	8.6%	-4.9%	7.5%
OZ Asia Master Fund	5.6%	7.0%	-3.8%	9.9%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.
(3)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2013
	January	February	March	1Q
Net Returns(1)
OZ Master Fund	2.37%	0.41%	1.18%	4.00%
OZ Europe Master Fund	3.41%	0.29%	0.14%	3.86%
OZ Asia Master Fund	3.64%	0.31%	1.56%	5.58%

S&P 500 Index(2)	5.18%	1.36%	3.75%	10.61%
MSCI World Index(2)	5.40%	1.53%	2.73%	9.93%

	2012
	January	February	March	April	May	June	July	August	September	October	November	December	FY2012
Net Returns(1)
OZ Master Fund	1.59%	1.64%	1.38%	0.40%	-0.44%	0.23%	0.78%	1.27%	1.43%	0.86%	0.54%	1.33%	11.56%
OZ Europe Master Fund	1.82%	1.99%	0.97%	-0.02%	-1.81%	0.43%	0.49%	0.75%	1.69%	0.91%	0.71%	0.36%	8.55%
OZ Asia Master Fund	2.64%	2.26%	0.91%	-0.74%	-2.22%	-0.50%	0.45%	0.37%	1.07%	-0.80%	1.05%	2.42%	7.01%

S&P 500 Index(2)	4.48%	4.32%	3.29%	-0.63%	-6.01%	4.12%	1.39%	2.25%	2.58%	-1.85%	0.58%	0.91%	16.00%
MSCI World Index(2)	4.36%	4.78%	1.82%	-1.46%	-6.67%	4.33%	1.37%	2.05%	2.19%	-0.43%	1.52%	1.97%	16.42%

Past performance is no indication or guarantee of future results.

(1)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.
(2)	This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

As of April 1, 2013

OZ Master Fund by Investment Strategy
Long/Short Equity Special Situations	50%
Structured Credit	24%
Corporate Credit	10%
Convertible and Derivative Arbitrage	8%
Merger Arbitrage	4%
Private Investments	4%
Cash	0%

Assets Under Management by Geography(2)
North America	61%
Europe	25%
Asia	14%

Investors by Type(1)
Pensions	31%
Fund-of-Funds	16%
Corporate, Institutional and Other	13%
Foundations and Endowments	13%
Private Banks	11%
Related Parties	9%
Family Offices and Individuals	7%

Investors by Geography(1)
North America	73%
Europe	16%
Asia and Other	11%

(1)	Presents the composition of our fund investor base across our funds excluding investors in our CLOs.
(2)	The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.